UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011

FMC Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road

Houston, Texas 77067

(Address, Including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (281) 591-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)	Second Amendment of Articles of Incorporation

On May 6, 2011, stockholders at the Company’s annual shareholders meeting voted in favor of the Board of Directors’ proposal to amend the Company Amended and Restated Certificate of Incorporation, effective immediately, to increase the number of authorized shares of common stock from 300 million shares to 600 million shares.

A copy of the Second Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit

3.1	Second Certificate of Amendment to the FMC Technologies, Inc. Amended and Restated Certificate of Incorporation, effective May 6, 2011.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

	By:	/s/ William H. Schumann, III
Dated: May 12, 2011		Name:	William H. Schumann, III
		Title:	Executive Vice President and Chief Financial Officer

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